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                                                                    EXHIBIT 11.1

                           JENKON INTERNATIONAL, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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                                                                                         NINE MONTHS ENDED MARCH
                                                               YEAR ENDED JUNE 30,                 31,
                                                            --------------------------  -------------------------
                                                               1996          1997           1997          1998
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
EARNINGS (LOSS) PER SHARE:
Net income (loss).........................................  $  (264,925) $  (1,701,185) $  (1,738,948) $  411,550
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Basic weighted average shares outstanding.................    2,095,369      1,994,792      2,007,830   1,955,678
Diluted effect of stock options and warrants..............      --            --             --           203,876
Conversion of preferred stock.............................      --            --             --         1,199,190
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Diluted weighted average shares outstanding...............    2,095,369      1,994,792      2,007,830   3,358,744
                                                            -----------  -------------  -------------  ----------
                                                            -----------  -------------  -------------  ----------
Basic earnings (loss) per share...........................        (0.13)         (0.85)         (0.87)       0.21
                                                            -----------  -------------  -------------  ----------
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Diluted earnings (loss) per share.........................        (0.13)         (0.85)         (0.87)       0.12
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